Exhibit 99.1

Juniata Valley Financial Corp. Announces Third Quarter 2021 Results

Mifflintown, PA, October 22, 2021 (GLOBE NEWSWIRE) --

Juniata Valley Financial Corp. (OTC Pink: JUVF) (“Juniata”), announced net income for the quarter ended September 30, 2021 of $1.9 million, an increase of 18.1%, compared to net income of $1.6 million for the quarter ended September 30, 2020. Earnings per share, basic and diluted, increased 18.8%, to $0.38, during the three months ended September 30, 2021, compared to $0.32 during the three months ended September 30, 2020. Net income for the nine months ended September 30, 2021, increased 24.1%, to $5.3 million, compared to net income of $4.2 million for the nine months ended September 30, 2020. Earnings per share, basic and diluted, increased 26.5% during the nine months ended September 30, 2021, to $1.05, compared to basic and diluted earnings per share of $0.83 during the corresponding 2020 period.

President’s Message

President and Chief Executive Officer, Marcie A. Barber stated, “We are pleased to report record quarterly earnings, driven largely by a reduction in our allowance for loan losses. Factors which led to the provision credit included credit quality strength, recoveries of previous charge-offs during the period, and robust business resumption for our hospitality sector borrowers. Further, net interest income was boosted by realized PPP income and effective asset liability management.”

Paycheck Protection Program (“PPP”)

Juniata participated in the PPP through the Small Business Administration (“SBA”). The PPP provides the possibility of loan forgiveness, up to the full principal amount of qualifying loans, for borrowers. Juniata funded 508 PPP loans, totaling $32.1 million, during the first round of the program in 2020. As of September 30, 2021, six of the first round PPP loans, totaling $233,000, remained outstanding, with the remaining 502 loans having received forgiveness. Juniata funded an additional 362 PPP loans, totaling $18.9 million, through the second round of PPP funding in 2021. As of September 30, 2021, 303 of the second round PPP loans, totaling $14.7 million, remained outstanding, with the remaining 59 loans having received forgiveness.

Year-to-Date Financial Results

Annualized return on average assets for the nine months ended September 30, 2021, was 0.86%, an increase of 10.3% compared to the annualized return on average assets of 0.78% for the nine months ended September 30, 2020.  Annualized return on average equity for the nine months ended September 30, 2021 was 9.47%, an increase of 27.1% compared to the annualized return on average equity of 7.45% for the nine months ended September 30, 2020.

Net interest income was $15.5 million during the nine months ended September 30, 2021 compared to $15.3 million for the same period in 2020, an increase of $195,000, or 1.3%. Average earning assets increased $93.1 million, or 13.9%, to $762.2 million, during the nine months ended September 30, 2021, compared to the same period in 2020, predominantly due to increases of $74.1 million, or 30.1%, in average investment securities and $18.1 million, or 4.4%, in average loans, the latter resulting from both organic loan growth and PPP loan funding. The yield on earning assets declined 51 basis points, to 3.17%, in the first nine months of 2021 compared to same period in 2020, while the cost to fund interest earning assets with interest bearing liabilities decreased 24 basis points, to 0.60%. During the nine months ended September 30, 2021, average interest-bearing liabilities increased by $67.3 million, or 13.7%, compared to the comparable 2020 period, mainly due to growth in interest-bearing deposits driven by deposits of government stimulus payments. Both yields on earning assets and cost of funds were affected by the ongoing low interest rate environment that commenced with the 150 basis point decline in the prime rate and federal funds target range in March 2020. The net interest margin, on a fully tax equivalent basis, decreased from 3.10% during the nine months ended September 30, 2020 to 2.76% during the nine months ended September 30, 2021.

Juniata experienced favorable asset quality trends and had net recoveries of $167,000 on previously charged-off loans during the nine months ended September 30, 2021. Only two loans, in the aggregate amount of $72,000, placed on deferral due to the pandemic remained in deferment as of September 30, 2021, while all other loans previously placed in deferment have resumed contractual debt service. Juniata continued to apply elevated qualitative risk factors to all loan segments in the loan portfolio in its allowance for loan loss analysis in the first nine months of 2021 due to the remaining uncertainty of the strength of the economy, as well as the lingering effects and duration of the pandemic. However, because borrowers with loans previously placed in deferment have shown the ability to continue making payments under contractual debt service, management reduced the level of risk originally established on these loans. Due to the positive asset quality trends noted above and sustained performance of the loan portfolio, the analysis resulted in a provision credit of $536,000 in the nine months ended September 30, 2021 compared to a provision expense of $639,000 recorded in the nine months ended September 30, 2020.

Non-interest income was $3.9 million during the nine months ended September 30, 2021 compared to $4.0 million for the nine months ended September 30, 2020, a decline of 3.0%. Most significantly impacting the comparative nine month periods was a $787,000 decrease in the gain on sales and calls of securities in 2021 over the comparable 2020 period due to the execution of a balance sheet strategy in 2020 that produced these security gains which were used to offset a prepayment penalty on the extinguishment of long-term debt. Partially offsetting this decline were increases of $291,000 in the change in value of equity securities, $207,000 in debit card fee income and $149,000 in fees derived from loan-related activity during the first nine months of 2021 compared to the comparable 2020 period. Excluding net gains arising from the investment portfolio, non-interest income increased $375,000, or 11.3%, in the nine months ended September 30, 2021 compared to the same period of 2020.

Non-interest expense was $14.4 million during the nine months ended September 30, 2021 compared to $14.5 million during the nine months ended September 30, 2020, a decline of 0.8%. Most significantly impacting non-interest expense in the comparative nine month periods was a $524,000 decline in long-term debt prepayment penalties as no prepayment penalty was recorded during the nine months ended September 30, 2021, as well as a $141,000 decline in equipment expense. Partially offsetting these decreases between the nine month periods was an increase of $206,000 in employee compensation expense in the 2021 period in comparison to the 2020 period as staffing levels in the first nine months of 2021 returned to pre-pandemic levels compared to the comparable 2020 period when some employees were furloughed. Data processing expense also increased by $301,000 during the nine months ended September 30, 2021, compared to the same 2020 period, predominantly due to the expenses incurred from the launch of Juniata’s new online deposit account opening platform at the end of 2020 and other technology enhancements.

The income tax provision increased by $346,000 during the nine months ended September 30, 2021, compared to the same period in 2020 resulting from higher taxable income in the 2021 period.

Quarter-to-Date Financial Results

Annualized return on average assets for the three months ended September 30, 2021 was 0.91%, compared to 0.82% for the three months ended September 30, 2020. Annualized return on average equity for the three months ended September 30, 2021 was 10.19%, compared to 8.36% for the three months ended September 30, 2020.

Net interest income was $5.4 million for the third quarter of 2021 compared to $5.2 million for the third quarter of 2020. Average earning assets increased $55.1 million, or 7.6%, to $778.7 million, during the three months ended September 30, 2021, compared to the same period in 2020, predominantly due to an increase of $50.2 million, or 17.0%, in average investment securities. The yield on earning assets declined 25 basis points, to 3.16%, in the third quarter of 2021 compared to same period in 2020, while the cost to fund interest earning assets with interest bearing liabilities decreased 18 basis points, to 0.55%, over the same period. During the three months ended September 30, 2021, average interest-bearing liabilities increased by $33.4 million, or 6.2%, compared to the comparable 2020 period, mainly due to growth in interest-bearing deposits driven by deposits of government stimulus payments. The net interest margin, on a fully tax equivalent basis, decreased from 2.91% during the three months ended September 30, 2020 to 2.79%, during the three months ended September 30, 2021.

Juniata recorded a provision credit of $257,000 in the third quarter of 2021 compared to a provision expense of $87,000 recorded in the third quarter of 2020, mainly due to favorable asset quality trends, as well as net recoveries of $76,000 recorded during the third quarter of 2021.

Non-interest income in the third quarter of 2021 was $1.3 million compared to $1.5 million in the third quarter of 2020, a decrease of 9.9%. Most significantly impacting non-interest income in the comparative three month periods was a $283,000 decrease in the gain on sales and calls of securities in the third quarter of 2021 compared to the third quarter of 2020. Partially offsetting this decline in the third quarter of 2021 were increases in debit card fee income, fees derived from loan-related activity and the change in fair value of equity securities compared to the comparable 2020 period. Excluding net gains arising from the investment portfolio, non-interest income increased $103,000, or 8.8%, in the third quarter of 2021 compared to the third quarter of 2020.

Non-interest expense was $4.9 million for both of the three months ended September 30 in 2021 and 2020. Most significantly impacting non-interest expense in the comparative three month periods were increases of $109,000 in data processing expense predominantly due to the launch of Juniata’s new online deposit account opening platform and $41,000 in FDIC insurance premiums as a result of asset growth during the last twelve months. Partially offsetting these increases during the three months ended September 30, 2021, compared to the comparative 2020 period, were decreases in medical insurance expense, equipment expense and shares tax expense.

An income tax provision of $142,000 was recorded in the third quarter of 2021, compared to an income tax provision of $58,000 recorded in the third quarter of 2020, mainly due to higher taxable income recorded during the 2021 period.

Financial Condition

Total assets as of September 30, 2021 were $827.1 million, an increase of $33.4 million, or 4.2%, compared to total assets of $793.7 million at December 31, 2020. During this period, investment securities increased by $71.9 million, or 25.1%, as excess cash balances were employed to enhance the net interest margin. As a result, cash and cash equivalents decreased by $28.9 million, or 69.5%. Additionally, total loans decreased by $10.9 million, or 2.6%, as $13.8 million in PPP loans were forgiven. Over the same period, deposits increased by $84.7 million, or 13.6% which funded asset growth and allowed for the reduction in FRB advances and short-term FHLB borrowings.

Subsequent Event

On October 19, 2021, the Board of Directors declared a cash dividend of $0.22 per share to shareholders of record on November 15, 2021, payable on December 1, 2021.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission. Accordingly, the financial information in this release is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with nineteen community offices located in Juniata, Mifflin, Perry, Huntingdon, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through the Pink Open Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this forward-looking information. Many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether because of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission. In addition, the COVID-19 pandemic is having an adverse impact on Juniata, its customers and the communities it serves and may adversely affect Juniata’s business, results of operations and financial condition for an indefinite period. The Annual Report on Form 10-K for the year ended December 31, 2020 addresses risks and uncertainties associated with the COVID-19 pandemic.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	September 30, 2021	December 31, 2020
ASSETS
Cash and due from banks	$11,995	$11,868
Interest bearing deposits with banks	703	19,753
Federal funds sold	—	10,000
Cash and cash equivalents	12,698	41,621

Interest bearing time deposits with banks	735	735
Equity securities	1,111	1,091
Debt securities available for sale	358,309	286,415
Restricted investment in bank stock	2,516	3,423
Total loans	411,764	422,661
Less: Allowance for loan losses	(3,725)	(4,094)
Total loans, net of allowance for loan losses	408,039	418,567
Premises and equipment, net	8,423	8,808
Other real estate owned	110	—
Bank owned life insurance and annuities	16,790	16,568
Investment in low income housing partnerships	2,505	3,105
Core deposit and other intangible assets	192	241
Goodwill	9,047	9,047
Mortgage servicing rights	128	158
Accrued interest receivable and other assets	6,521	3,939
Total assets	$827,124	$793,718
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$181,735	$168,115
Interest bearing	525,847	454,751
Total deposits	707,582	622,866

Short-term borrowings and repurchase agreements	4,804	24,750
Federal Reserve Bank ("FRB") advances	—	27,955
Long-term debt	35,000	35,000
Other interest bearing liabilities	1,538	1,584
Accrued interest payable and other liabilities	5,097	4,966
Total liabilities	754,021	717,121
Commitments and contingent liabilities
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares Issued - 5,151,279 shares at September 30, 2021; 5,151,279 shares at December 31, 2020 Outstanding - 5,000,026 shares at September 30, 2021; 5,025,441 shares at December 31, 2020	5,151	5,151
Surplus	24,960	25,011
Retained earnings	47,063	45,096
Accumulated other comprehensive (loss) income	(1,455)	3,518
Cost of common stock in Treasury: 151,253 shares at September 30, 2021; 125,838 shares at December 31, 2020	(2,616)	(2,179)
Total stockholders' equity	73,103	76,597
Total liabilities and stockholders' equity	$827,124	$793,718

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share and per share data)	September 30,		September 30,
	2021	2020	2021	2020
Interest income:
Loans, including fees	$4,800	$4,848	$14,371	$14,507
Taxable securities	1,350	1,312	3,543	3,742
Tax-exempt securities	36	42	112	105
Other interest income	8	8	19	73
Total interest income	6,194	6,210	18,045	18,427
Interest expense:
Deposits	555	710	1,771	2,270
Short-term borrowings and repurchase agreements	17	26	70	34
FRB advances	—	28	18	35
Long-term debt	216	216	641	729
Other interest bearing liabilities	2	4	5	14
Total interest expense	790	984	2,505	3,082
Net interest income	5,404	5,226	15,540	15,345
Provision for loan losses	(257)	87	(536)	639
Net interest income after provision for loan losses	5,661	5,139	16,076	14,706
Non-interest income:
Customer service fees	348	339	993	1,030
Debit card fee income	423	384	1,287	1,080
Earnings on bank-owned life insurance and annuities	64	74	186	201
Trust fees	111	98	338	302
Commissions from sales of non-deposit products	86	66	271	213
Fees derived from loan activity	137	94	333	184
Mortgage banking income	8	11	26	41
Gain on sales and calls of securities	—	283	58	845
Change in value of equity securities	38	2	139	(152)
Other non-interest income	91	99	249	257
Total non-interest income	1,306	1,450	3,880	4,001
Non-interest expense:
Employee compensation expense	2,145	2,164	6,176	5,970
Employee benefits	563	625	1,722	1,747
Occupancy	293	284	935	869
Equipment	184	241	565	706
Data processing expense	709	600	1,965	1,664
Professional fees	226	198	609	562
Taxes, other than income	71	116	314	378
FDIC Insurance premiums	80	39	231	118
Gain on other real estate owned	—	—	(49)	—
Amortization of intangible assets	16	19	49	57
Amortization of investment in low-income housing partnerships	200	200	600	600
Long-term debt prepayment penalty	—	—	—	524
Other non-interest expense	441	439	1,266	1,307
Total non-interest expense	4,928	4,925	14,383	14,502
Income before income taxes	2,039	1,664	5,573	4,205
Income tax provision (benefit)	142	58	302	(44)
Net income	$1,897	$1,606	$5,271	$4,249
Earnings per share
Basic	$0.38	$0.32	$1.05	$0.83
Diluted	$0.38	$0.32	$1.05	$0.83

JoAnn McMinn

Email: joann.mcminn@jvbonline.com

Phone: (717) 436-3206